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                                                                      EXHIBIT 21

                       ROCKWELL INTERNATIONAL CORPORATION

                      LIST OF SUBSIDIARIES OF THE COMPANY
                            AS OF NOVEMBER 30, 1997

                                                                           PERCENTAGE OF VOTING
                                                                            SECURITIES OWNED BY
                                                                         -------------------------
                         NAME AND JURISDICTION                           REGISTRANT     SUBSIDIARY
-----------------------------------------------------------------------  ----------     ----------
Allen-Bradley Company, Inc. (Wisconsin)................................     100%
  Reliance Electric Company (Delaware).................................                    100%
Rockwell Collins, Inc. (Delaware)......................................     100%
Rockwell Semiconductor Systems, Inc. (Delaware)........................     100%

     Listed above are certain consolidated subsidiaries included in the consolidated financial statements of the Company. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.